REAVES UTILITY INCOME FUND (NYSE Amex: UTG) PRESS RELEASE	1290 Broadway Suite 1100 Denver, Colorado 80203 800-644-5571

FOR IMMEDIATE RELEASE July 29, 2011

REAVES UTILITY INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On July 29, 2011, the Reaves Utility Income Fund (NYSE AMEX: UTG) (the “Fund”), a closed-end sector fund paid a monthly distribution on its common stock of $0.125 per share to shareholders of record at the close of business on July 20, 2011.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted there under. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.1154	92.32%
Net Realized Short-Term Capital Gain	0.0096	7.68%
Net Realized Long-Term Capital Gain	0.00	0.00%
Return of Capital or other Capital Source	0.00	0.00%

Total (per common share)	0.1250	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	1.0654	99.11%
Net Realized Short-Term Capital Gain	0.0096	0.89%
Net Realized Long-Term Capital Gain	0.00	0.00%
Return of Capital or other Capital Source	0.00	0.00%

Total (per common share)	1.0750	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution declaration date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2010 through 06/30/2011)
Annualized Distribution Rate as a Percentage of NAV^	6.70%
Cumulative Distribution Rate on NAV^	4.44%
Cumulative Total Return on NAV*	11.31%

Average Annual Total Return on NAV for the 5 Year Period Ending 06/30/2011**	1.20%

^	Based on the Fund’s NAV as of June 30, 2011.
*	Cumulative fiscal year-to-date return is based on the change in NAV (effect of dividends reinvested not included) for the period November 1, 2010, through June 30, 2011.
**	The 5 year average annual total return is based on change in NAV only (no dividends reinvested) and is through the last day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

REA000208 07/12

REAVES UTILITY INCOME FUND (NYSE Amex: UTG) PRESS RELEASE	1290 Broadway Suite 1100 Denver, Colorado 80203 800-644-5571

FOR IMMEDIATE RELEASE August 31, 2011

REAVES UTILITY INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On August 31, 2011, the Reaves Utility Income Fund (NYSE AMEX: UTG) (the “Fund”), a closed-end sector fund paid a monthly distribution on its common stock of $0.125 per share to shareholders of record at the close of business on August 18, 2011.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted there under. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.0881	70.47%
Net Realized Short-Term Capital Gain	0.0369	29.53%
Net Realized Long-Term Capital Gain	0.00	0.00%
Return of Capital or other Capital Source	0.00	0.00%

Total (per common share)	0.1250	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	1.1534	96.12%
Net Realized Short-Term Capital Gain	0.0466	3.88%
Net Realized Long-Term Capital Gain	0.00	0.00%
Return of Capital or other Capital Source	0.00	0.00%

Total (per common share)	1.2000	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2010 through 07/31/2011)
Annualized Distribution Rate as a Percentage of NAV^	6.91%
Cumulative Distribution Rate on NAV^	5.17%
Cumulative Total Return on NAV*	6.76%

Average Annual Total Return on NAV for the 5 Year Period Ending 07/31/2011**	-0.74%

^	Based on the Fund’s NAV as of July 31, 2011.
*	Cumulative fiscal year-to-date return is based on the change in NAV (effect of dividends reinvested not included) for the period November 1, 2010, through July 31, 2011.
**	The 5 year average annual total return is based on change in NAV only (no dividends reinvested) and is through the last day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

REA000210 08/12

REAVES UTILITY INCOME FUND (NYSE Amex: UTG) PRESS RELEASE	1290 Broadway Suite 1100 Denver, Colorado 80203 800-644-5571

FOR IMMEDIATE RELEASE October 31, 2011

REAVES UTILITY INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On October 31, 2011, the Reaves Utility Income Fund (NYSE AMEX: UTG) (the “Fund”), a closed-end sector fund paid a monthly distribution on its common stock of $0.125 per share to shareholders of record at the close of business on October 19, 2011.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted there under. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.1153	92.25%
Net Realized Short-Term Capital Gain	0.0097	7.75%
Net Realized Long-Term Capital Gain	0.00	0.00%
Return of Capital or other Capital Source	0.00	0.00%

Total (per common share)	0.1250	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	1.3937	96.12%
Net Realized Short-Term Capital Gain	0.0563	3.88%
Net Realized Long-Term Capital Gain	0.00	0.00%
Return of Capital or other Capital Source	0.00	0.00%

Total (per common share)	1.4500	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2010 through 09/30/2011)
Annualized Distribution Rate as a Percentage of NAV^	7.18%
Cumulative Distribution Rate on NAV^	6.57%
Cumulative Total Return on NAV*	1.47%

Average Annual Total Return on NAV for the 5 Year Period Ending 09/30/2011**	-2.00%

^	Based on the Fund’s NAV as of September 30, 2011.
*	Cumulative fiscal year-to-date return is based on the change in NAV (effect of dividends reinvested not included) for the period November 1, 2010, through September 30, 2011.
**	The 5 year average annual total return is based on change in NAV only (no dividends reinvested) and is through the last day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

REA000213 09/12